Exhibit 10.1

BEST BUY CO., INC.

1997

EMPLOYEE NON-QUALIFIED

STOCK OPTION PLAN

2005 AMENDMENT AND RESTATEMENT

A.            Purpose.

The purpose of this Employee Non-Qualified Stock Option Plan (“Plan”) is to further the growth and general prosperity of Best Buy Co., Inc. (the “Company”), and its directly and indirectly wholly-owned subsidiaries (collectively, the “Companies”) by enabling current key employees of the Companies, who have been or will be given responsibility for the administration of the affairs of the Companies and upon whose judgment, initiative and effort the Companies were or are largely dependent for the successful conduct of their business, to acquire shares of the common stock of the Company under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal involvement in the Companies and enabling the Companies to obtain and retain the services of such employees.  Options granted under the Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

B.            Administration.

This Plan shall be administered by the Compensation and Human Resources Committee (the “Committee”) of the Company’s Board of Directors (the “Board”).  Options may not be granted to any person while serving on the Committee unless approved by a majority of the disinterested members of the Board.  Subject to such orders and resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board, the Committee shall have full power and authority to interpret the Plan and, to the extent contemplated herein, shall exercise the discretion granted to it regarding participation in the Plan and the number of shares to be optioned and sold to each participant.

All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan and applicable orders and resolutions of the Board shall be final.

C.            Eligibility and Participation.

Options may be granted under the Plan to (i) key executive personnel, including officers, senior management employees and members of the Board who are employees of any of the Companies; (ii) staff employees, including managers, supervisors, and their functional equivalents for:  warehousing, service, merchandising, leaseholds, installation, and finance and administration; (iii) line management employees, including retail store and field managers, supervisors and their functional equivalents; and (iv) any employee having served the Companies continuously for a period of not less than ten (10) years.  The Committee shall grant to such participants options to purchase shares in such amounts as the Committee shall from time to time determine.

D.            Shares Subject to the Plan.

Subject to adjustment as provided in Section E. herein, an aggregate of 60,000,000 shares of $0.10 par value common stock of the Company shall be subject to this Plan from authorized but unissued shares of the Company.  Such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock.  If, prior to the termination of the Plan, shares issued pursuant hereto shall have been repurchased by the Company pursuant to this Plan, such repurchased shares shall again become available for issuance under the Plan.

Any shares which, after the effective date of this Plan, shall become subject to valid outstanding options under this Plan may, to the extent of the release of any such shares from option by termination or expiration of option(s) without valid exercise, be made the subject of additional options under this Plan.

E.             Adjustments Upon Changes in Capitalization.

In the event of a merger, consolidation, reorganization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the common stock of the Company, an appropriate adjustment may be made in the number and kind of shares subject to and the exercise prices of options granted under the Plan as determined by the Committee.

F.             Terms and Conditions of Options.

The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe any terms and conditions in respect of the granting or exercise of any option under this Plan and, in particular, shall prescribe the following terms and conditions:

(1)           Each option shall state the number of shares to which it pertains.

(2)           The price at which shares shall be sold to participants hereunder (the “Exercise Price”) shall be the Fair Market Value of the Company’s common stock on the date of grant.  Except as otherwise provided herein, payment of the Exercise Price shall be made (a) if payment is made by check payable to the Company, at the time the shares are sold hereunder, or (b) if payment is made pursuant to an irrevocable election to surrender outstanding shares of common stock of the Company which have a Fair Market Value on the date of surrender equal to the Exercise Price of the shares as to which the option is being exercised, no later than the settlement date for the shares sold in the market to cover the Exercise Price, or (c) by a combination thereof, unless an option is exercised in connection with a deferral election pursuant to the Deferred Compensation Plan, defined below, in which case payment of the Exercise Price shall be made as provided in Section N herein.  However, the provisions of subparts (b) and (c) of this Section F.(2) shall not be applicable to options granted to directors, officers or employees of Companies that are resident in Canada within the meaning of applicable federal or provincial tax laws of that country.

(3)           The vested portion of an option shall be exercisable in whole or in part with respect to the shares included therein until the earlier of (a) the close of business on the tenth day prior to the proposed effective date of (i) any merger or consolidation of the Company with any other corporation or entity as a result of which the holders of the common stock of the Company will own less than a majority voting control of the surviving corporation; (ii) any sale of substantially all of the assets of the Companies or (iii) any sale of common stock of the Company to a person not a shareholder on the date of issuance of the option who thereby acquires majority voting control of the Company, subject to any such transaction actually being consummated, or (b) the close of business on the date ten (10) years after the date the option was granted.  The Company shall give written notice to the optionee not less than 30 days prior to the proposed effective date of any of the transactions described in (a) above.

(4)           Except in the event of disability, death or normal retirement, an option shall be exercisable with respect to the shares included therein not earlier than the date one (1) year following the date of grant of the option, nor later than the date ten (10) years following the date of grant of the option; provided, however, that during the second through fourth years following the date of grant, the optionee may exercise such optionee’s right to acquire only twenty-five percent (25%) of the shares subject to such option together with any shares that the optionee had previously been able to acquire; and provided further, however, that in the event of a change in status of an employee from full-time or part-time to occasional/seasonal, such employee shall continue to have the right to exercise an option following such change in status but only to the extent of the shares available for acquisition on the date of such change in status (the “Change in Status Date”).

(5)           Except as in the event of disability, death or normal retirement, an option may be exercised only by the optionee while such optionee is, and has continually been, since the date of the grant of the option, an employee of any of the Companies; provided, however, that a former employee shall continue to have the right to exercise an option for a period of sixty (60) days following such termination to the extent of the shares available for acquisition on the date of such former employee’s termination but in no event later than the date ten (10) years after the date of grant of such option.  Such sixty (60) day period commences on the date such optionee first ceases regular and active employment with any of the Companies.  For greater certainty, a Company may, but has no obligation to, notify any such optionee as to when they have ceased to be regularly and actively employed by any of the Companies, and such notice shall be conclusive evidence of such cessation.  If the continuous employment of an optionee terminates by reason of disability, death or normal retirement, an option granted hereunder held by the disabled, deceased or retired employee may be exercised to the extent of all shares subject to the option (or, with respect to a disabled, deceased or retired occasional/seasonal employee, to the extent of the shares available for acquisition on the Change in Status Date) within one (1) year following the date of disability or death or five (5) years following the date of normal retirement, but in no event later than ten (10) years after the date of grant of such option, by the disabled or retired employee or the person or persons to whom the deceased employee’s rights under such option shall have passed by will or by the applicable laws of descent and distribution.  For purposes of this Plan only, (a) an employee shall be deemed “disabled” if the employee is unable to perform any of his or her material and substantial duties for the Companies due to a sickness or injury, and such inability to perform continues for at least six (6) consecutive months, and (b) “normal retirement” shall mean retirement on or after age 60 so long as the employee has served the Companies continuously for at least the three (3) years immediately preceding retirement.  Notwithstanding the foregoing, the changes made in Sections F(4) and (5) pursuant to the amendments hereto adopted on April 24, 1998 (relating to the vesting of options in the event of normal retirement), shall be effective only for options granted hereunder on and after April 24, 1998.

(6)           An option shall be exercised when notice of such exercise, either in writing or orally, has been given to the Company at its principal business office or to its designated agent by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company.  Until the stock certificates are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned shares, notwithstanding the exercise of the option.

(7)           Each optionee shall be obligated to comply with applicable policies of the Companies.  For purposes of this Plan only, the occurrence of any of the following events shall constitute a breach of such obligation and shall result in the immediate termination of all the optionee’s options granted pursuant to the Plan and all rights there under, including without limitation the 60-day grace period following termination of the optionee’s employment as provided in Section F(5):

(i)            The optionee breaches his or her obligations of confidentiality to the Companies;

(ii)           The optionee commits an act, or omits to take action, in bad faith which results in material detriment to the Companies;

(iii)          The optionee violates the Companies’ Conflict of Interest policy (unless authorized by state or federal law);

(iv)          The optionee commits fraud, misappropriation, embezzlement or other act of dishonesty, including theft or misuse of the Companies’ property, equipment or store merchandise or violates or abuses the Companies’ discount policy, in connection with the Companies or their businesses;

(v)           The optionee is convicted or has pleaded guilty or nolo contendere to criminal misconduct constituting a felony or a gross misdemeanor, which gross misdemeanor involves a breach of ethics, moral turpitude, or immoral or other conduct reflecting adversely upon the reputation or interest of the Companies;

(vi)          The optionee’s use of narcotics, liquor or illicit drugs has had a detrimental effect on his or her performance of employment responsibilities; or

(vii)         The optionee is in material default under any agreement between him or her and the Companies following any applicable notice and cure period.

This Section F(7) shall be effective only for options granted hereunder on and after April 16, 1999.

G.            Options Not Transferable.

Options under the Plan may not be sold, pledged, assigned or transferred in any manner, whether by operation of law or otherwise except by will or the laws of descent, and may be exercised during the lifetime of an optionee only by such optionee.

H.            Amendment or Termination of the Plan.

The Board may amend this Plan from time to time as it may deem advisable and may at any time terminate the Plan, provided that any such termination of the Plan shall not adversely affect options already granted and such options shall remain in full force and effect as if the Plan had not been terminated.

I.              Agreement and Representations of Optionees.

As a condition precedent to the exercise of any option or portion thereof, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

In the event legal counsel to the Company renders an opinion to the Company that shares for options exercised pursuant to this Plan cannot be issued to the optionee because such action would violate any applicable federal or state securities laws, then in that event the optionee agrees that the Company shall not be required to issue said shares to the optionee and shall have no liability to the optionee other than the return to optionee of amounts tendered to the Company upon exercise of the option.

J.             Effective Date and Termination of the Plan.

The Plan shall become effective as of April 18, 1997, if approved thereafter by the Company’s shareholders.  The Plan shall terminate on the earliest of:

(1)           The date when all the shares available under the Plan shall have been acquired through the exercise of options granted under the Plan; or

(2)           Ten (10) years after the date of approval of the Plan by the Company’s shareholders; or

(3)           Such other earlier date as the Board may determine.

K.            Withholding Taxes.

The Companies shall have the right to take any action that may be necessary in the opinion of the Companies to satisfy all obligations for the payment of any federal, state or local taxes of any kind, including FICA taxes, required by law to be withheld with respect to the exercise of an option granted hereunder.  If stock is withheld or surrendered to satisfy tax withholding, such stock shall be the Fair Market Value of the Company’s common stock on the date of exercise; provided, however, that no stock may be withheld or surrendered to satisfy tax withholding obligations under applicable laws of Canada or any province thereof.

L.            Fair Market Value.

“Fair Market Value” shall mean the last reported sale price of the Company’s common stock on the date of grant, as quoted on by the New York Stock Exchange.  If the Company’s common stock ceases to be listed for trading on the New York Stock Exchange, “Fair Market Value” shall mean the value determined in good faith by the Board.

M.           Compliance with Rule 16b-3 and Section 162(m).

With respect to employees subject to Section 16 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code, transactions under the Plan are intended to comply with all applicable conditions of such Rule 16b-3 and avoid loss of the deduction referred to in paragraph (1) of such Section 162(m).  Anything in the Plan to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

N.            Deferral of Option Gain.

Participants in the Company’s Deferred Compensation Plan, effective as of April 1, 1998 (the “Deferred Compensation Plan”), may be able to defer the gain, if any, upon exercise of options granted hereunder pursuant to and in accordance with the terms of the Deferred Compensation Plan.  To the extent that the Deferred Compensation Plan permits a participant to defer any gain with respect to an option, the Exercise Price must be satisfied utilizing shares of the Company’s common stock held at least six months prior to exercise.  In the event a deferral election is made with respect to an option, if the optionee is unable to deliver the requisite number of shares of the Company’s common stock to cover the full Exercise Price prior to the expiration of such option, the portion of the option that corresponds to the portion of the full Exercise Price not covered shall be forfeited.

O.            Form of Option.

Options shall be issued in substantially the form as the Committee or the Board may approve.